SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             December 24, 2004

MGCC INVESTMENT STRATEGIES INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

Nevada	333-74914	88-0495105
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8300 Greensboro Drive, Suite 800, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (703) 918-4926

7918 Jones Branch Drive, Suite 600, McLean, Virginia 22102
Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report.

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02  Unregistered Sales of Equity Securities

By resolutions dated as of December 24, 2004, the Board of Directors of MGCC Investment Strategies, Inc. (the “Registrant”) authorized the issuance of 1,000,000 shares of its common stock to Rachel (Pin) Kang, the Registrant’s President and a member of its Board of Directors.  Ms. Kang is to receive such shares for her previous and ongoing management services to the Registrant, and the Registrant shall have the right to call upon Ms. Kang for future services through May 2005.

At the same time, the Registrant’s Board of Directors authorized the issuance of 800,000 shares of its common stock to Wendy Zahler, a consultant to the Registrant.  This is in addition to the $780 monthly fee that she will be paid by the Registrant.  Ms. Zahler is to receive such shares for her previous and ongoing consulting services to the Registrant, and the Registrant shall have the right to call upon Ms. Zahler for future services through July 2005, with the expectation that she will provide up to twenty hours per week of services to the Registrant.  The Registrant also authorized the issuance of an additional 200,000 shares of its common stock to Ms. Zahler if the National Association of Securities Dealers confirms that the Company’s securities may be quoted on the OTCBB before January 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 27, 2004	MGCC Investment Strategies, Inc.

	By:	/s/ Rachel (Pin) Kang
Rachel (Pin) Kang, President